EXHIBIT 4.3

INVESTAR HOLDING CORPORATION

as Issuer,

And

[ ]

as Trustee

INDENTURE

Dated as of [ ]

Subordinated Debt Securities

TABLE OF CONTENTS

i

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§310 (a)(1)	6.08
(a)(2)	6.08
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	6.08
(b)	6.08, 6.09
§311 (a)	6.05
(b)	6.05
§312 (a)	7.01
(b)	7.02
(c)	7.02
§313 (a)	7.03
(b)(1)	7.03
(b)(2)	7.03
(c)	7.03
(d)	7.03
§314 (a)	7.04
(a)(4)	10.07
(b)	Not applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not applicable
(d)	Not applicable
(e)	1.02
(f)	Not applicable
§315 (a)	6.01, 6.02
(b)	6.03
(c)	6.01
(d)	6.01, 6.02
(e)	5.13
§316 (a)	5.11, 5.12
(b)	5.07
(c)	1.04
§317 (a)(1)	5.02
(a)(2)	5.03
(b)	10.03
§318 (a)	1.07
(b)	1.07
(c)	1.07

Note: This Cross-Reference table will not, for any purpose, be deemed part of this Indenture.

This INDENTURE dated as of [ ] is between Investar Holding Corporation, a Louisiana corporation and registered financial holding company (the “Company”), and [ ], as Trustee.

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated unsecured debt securities to be issued in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to have such relative rankings in priority of payment, and to have such other provisions as will be fixed as hereinafter provided.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Securities by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Securities.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto will have the respective meanings specified in this Section.

“Act,” when used with respect to any Holder, is defined in Section 1.04.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Security in global form, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 5.12 to act on behalf of the Trustee to authenticate Securities of one or more Series.

“Authorized Officer” means each of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Chief Credit Officer, and the Chief Risk Officer of the Company.

“Bank” means Investar Bank, National Association, and its successors.

“Bankruptcy Laws” mean Title 11, United States Code (11 U.S.C. §§101 et seq.) or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means one or more resolutions, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Louisiana or city where the Trustee is located are authorized or obligated by law, regulation or executive order to close.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” is defined in the preamble to this Indenture.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the address of the Trustee specified in Section 1.05 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” is defined in Section 4.02(3).

“Defaulted Interest” is defined in Section 3.08.

“Depositary” means, with respect to any Security issuable or issued in whole or in part in global form, the Person designated as depositary by the Company in accordance with this Indenture, and any and all successors thereto appointed as Depositary under this Indenture. The initial Depositary will be [ ].

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

“Event of Default” is defined in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Government Obligations” means securities which are direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America.

“Holder” means the Person in whose name such Security is registered in the Security Register.

“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with its terms and, with respect to any Security, by the terms and provisions of such Security established in accordance with Section 3.01 (as such terms and provisions may be amended in accordance with the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” will mean, with respect to any one or more Series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the applicable provisions hereof and will include the terms of those particular Series of Securities for which such Person is Trustee established in accordance with Section 3.01, exclusive, however, of any provisions or terms which relate solely to other Series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Legal Defeasance” is defined in Section 4.02(2).

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as provided in accordance with this Indenture or such Security, whether at Stated Maturity or by an acceleration of the maturity of such Security in accordance with the terms of such Security, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“office” or “agency,” with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities in accordance with Section 10.02 or any other office or agency of the Company maintained or designated for such Securities in accordance with Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer” means, with respect to any Person, the chairman of the board, vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 1.02 and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, which opinion meets the requirements of Section 1.02. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except (1) any such Security theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited in accordance with this Indenture (other than in accordance with Section 4.02) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Security with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 4.02, except to the extent provided in Section 4.02; and (4) any such Security that has been paid in accordance with Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; provided, however, in all cases, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor will be disregarded and deemed not to be Outstanding. Securities so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or an Affiliate of the Company.

“Paying Agent” means any Person authorized by the Company, including the Company, to pay the principal of, or any premium or interest on, any Security on behalf of the Company.

“Person” means any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, such Security is payable as provided in or under this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security will be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Redemption Date” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Security.

“Redemption Price” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Security.

“Registrar” is defined in Section 3.05.

“Regular Record Date,” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in accordance with this Indenture or such Security as the record date for the payment of such interest.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

“Security” or “Securities” means any note, bond, debenture or other evidence of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person serving as Trustee under this Indenture, “Securities,” with respect to any such Person, will mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such Person is not Trustee.

“Security Register” is defined in Section 3.05.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed: (1) all indebtedness of the Company for borrowed money, whether or not evidenced by notes, debentures, bonds, securities or other similar instruments issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered; (2) indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below; (3) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (4) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (6) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; (7) any other obligation of the Company to its general creditors; (8) all obligations of the type referred to in clauses (1) through (7) of other persons for the payment of which the Company is liable contingently or otherwise to pay or advance money as obligor, guarantor, endorser or otherwise; (9) all obligations of the types referred to in clauses (1) through (8) of other persons secured by a lien on any property or asset of the Company; and (10) deferrals, renewals or extensions of any of the indebtedness or obligations described above.

However, clauses (1) through (10) above exclude: (y) any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Securities are subordinated; and (z) the Securities and, unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable as set forth in clause (6) above.

“Series” means a series of Securities designated or established in accordance with Section 3.01.

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed in accordance with Section 3.08.

“Stated Maturity” means, with respect to any Security or any installment of principal thereof or interest thereon, means the date established in accordance with such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subordination Provisions,” when used with respect to the Securities of any Series, will have the meaning established in accordance with Section 3.01(18) with respect to the Securities of such Series.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until the acceptance of appointment of a successor Trustee in accordance with the provisions of this Indenture, and thereafter “Trustee” will mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” will mean each such Person and as used with respect to the Securities of any Series will mean the Trustee with respect to the Securities of such Series.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

Section 1.02.    Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to which compliance with a condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 10.07) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:

(1)    a statement that the person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied; and

(4)    a statement as to whether or not, in the opinion of such person, such condition has been satisfied.

Section 1.03.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care, but without investigation, should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous.

Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care, but without investigation, should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.04.    Acts of Holders.

(1)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or a written record of voting at a meeting of the Holders. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, will be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(2)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3)    The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proved by the Security Register.

(4)    The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

(5)    Any effective request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security will bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

(6)    Without limiting the foregoing, a Holder of a Security of any Series entitled to take any action hereunder with regard to any Security of such Series may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so in accordance with such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder of Securities of such Series or its agents with regard to different parts of such principal amount in accordance with this paragraph will have the same effect as if given or taken by separate Holders of Securities of such Series of each such different part.

(7)    Without limiting the generality of this Section 1.04, a Holder of a Security of any Series, including a Depositary that is a Holder of a Security in global form, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Security of such Series to be made, given or taken by Holders, and a Depositary that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any such global Security entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders of Securities of such Series. If such a record date is fixed, the Holders of Securities of such Series on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

Promptly upon any record date being set in accordance with this Section 1.04, the Company, at its own expense, will cause notice of the record date, the proposed action by the Holders of Securities of such Series and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 1.05.

Section 1.05.    Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or delivered by registered or certified mail (return receipt requested), facsimile, email or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company;

Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816

If to the Trustee:

[ ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if delivered by mail; on the first Business Day after being sent, if sent by facsimile and the sender receives confirmation of successful transmission; upon confirmation of transmittal (but excluding any automatic reply to such email), if sent by email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice required or permitted to be given to a Holder under the provisions of this Indenture will be deemed to be properly delivered by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register or by delivery electronically through the Applicable Procedures of the Depositary. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company delivers a notice or communication to Holders, the Company will deliver a copy to the Trustee at the same time.

In any case where notice to Holders of Securities is delivered by mail, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder of a Security will affect the sufficiency of such notice with respect to other Holders of Securities. Any notice that is delivered in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Securities will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event to any Holder of a global Security (whether by mail or otherwise), such notice will be sufficiently given if given to the Depositary for such Security (or its designee) according to the Applicable Procedures of such Depositary prescribed for giving such notice.

Section 1.06.    Language of Notices.

Any request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.07.    Incorporation by Reference of Trust Indenture Act; Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The Trust Indenture Act term “obligor” used in this Indenture means the Company and any successor obligor upon the Securities of any Series.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 1.08.    Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 1.09.    Successors and Assigns.

All covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 1.10.    Severability.

In case any provision in this Indenture or any Security will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 1.11.    Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their respective successors hereunder, the Holders of Securities, and the holders of Senior Indebtedness with respect to such Series, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.    Governing Law.

This Indenture and each Security issued hereunder will be deemed to be a contract made under the laws of the State of New York and will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any laws or principles of conflict of laws that would apply the laws of a different jurisdiction.

Section 1.13.    Legal Holidays.

Unless otherwise specified in or under this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day,

Section 1.14.    Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which will be an original and all of which will constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals.

Section 1.15.    Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, may be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or Trustee or of any predecessor or successor, either directly or through the Company or Trustee or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 1.16.    Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17.    Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemics, epidemics, recognized public emergencies, quarantine restrictions, hacking or cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18.    USA Patriot Act.

The Trustee notifies the Company that in accordance with the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the USA Patriot Act.

Section 1.19.    Rules of Construction.

Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“    or” is not exclusive;

(4)    words in the singular include the plural, and in the plural include the singular;

(5)“    including” means including without limitation;

(6)“    will” will be interpreted to express a command;

(7)    provisions apply to successive events and transactions;

(8)    references to sections of, or rules under, the Securities Act or Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(10)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

SECURITY FORMS

Section 2.01.    Forms Generally.

Each Security and temporary or permanent global Security issued under this Indenture will be in the form established by or in accordance with a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or under this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Company executing such Security as evidenced by the execution of such Security.

The Securities will be issuable in registered form without coupons.

Definitive Securities may be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer of the Company executing such Securities, as evidenced by the execution of such Securities.

Section 2.02.    Form of Trustee’s Certificate of Authentication.

Subject to Section 6.12, the Trustee’s certificate of authentication will be in substantially the following form:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Signatory

Section 2.03.    Securities in Global Form.

Unless otherwise provided in or under this Indenture or any Securities, the Securities will not be issuable in global form. If Securities of a Series will be issuable in temporary or permanent global form, any such Security may provide that it or any number of such Securities will represent the aggregate amount of all Outstanding Securities of such Series (or such lesser amount as is permitted by the terms thereof) from time to time set forth in such Securities in global form, endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby will be made in such manner and by such Person or Persons as will be specified therein or in accordance with Section 3.01 with respect to such Security or in the Company Order to be delivered under Section 3.03 or Section 3.04 with respect thereto. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee will deliver and redeliver any Security in global form in the manner and upon instructions given by the Person or Persons specified therein or in accordance with Section 301 with respect to such Security or in the applicable Company Order. If a Company Order under Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form will be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 3.06, then, unless otherwise provided in or under this Indenture with respect to the Securities of such Series, the Trustee will deliver and redeliver such global Security to the extent necessary to effect such exchanges, will endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and will take such other actions, all as contemplated by Section 3.06.

Notwithstanding the provisions of Section 3.08, unless otherwise specified in or under this Indenture or any Securities, payment of principal of, and any premium and interest on, any Security in temporary or permanent global form will be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee will treat as the Holder of such principal amount of Outstanding Securities represented by a global Security, the Holder of such global Security in registered form.

ARTICLE III

THE SECURITIES

Section 3.01.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Company may issue up to the aggregate principal amount of Securities of a Series from time to time authorized by or in accordance with one or more Board Resolutions. The Securities will be subordinated in right of payment to Senior Indebtedness as provided in ARTICLE XII.

The Securities may be issued in one or more Series. All Securities of each Series issued under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to that Series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such Series. Unless expressly provided otherwise with respect to a Series, not all Securities of a Series need be issued at the same time, and, unless otherwise provided in the Securities of that Series or in this Indenture, a Series may be reopened and the aggregate principal amount of the Securities of a Series may be increased and additional Securities of that Series may be issued up to a maximum aggregate principal amount authorized for that Series, as that maximum aggregate principal amount may be increased from time to time. All Securities of a Series will rank equally among themselves and with the other existing and future unsecured indebtedness of the Company that is subordinated in right of payment to the Senior Indebtedness to the same extent as the Securities of that Series.

The Company may from time to time establish one or more Series under this Indenture. A Series will be established by the execution and delivery of a supplemental indenture or the adoption of a Board Resolution by the Board of Directors establishing that Series. The specific terms and conditions of the Securities of any Series established will be determined and set either (1) by the supplemental indenture that establishes the Series, (2) if the Series is established by a supplemental indenture, to the extent that those specific terms and conditions are not determined and set by that supplemental indenture, by the adoption of a Board Resolution or Board Resolutions by the Board of Directors and, to the extent that those specific terms and conditions are not determined and set by the supplemental indenture or by the adoption of a Board Resolution or Board Resolutions by the Board of Directors or by a combination of those means of determining and setting the specific terms and conditions of the Securities of that Series, by the action of one or more Authorized Officers with authority to determine and set the specific terms and conditions of the Securities of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers or (3) if the Series is established by action of the Board of Directors, to the extent that those specific terms and conditions are not set by the adoption of a Board Resolution or Board Resolutions by the Board of Directors, by the action of one or more Authorized Officers with authority to determine and set the specific terms and conditions of the Securities of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers. If the specific terms and specific conditions of the Securities of a Series are determined and set by action of the Board of Directors, that action will be evidenced by a Board Resolution. If the specific terms and conditions of the Securities of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers under authority delegated to them by the Board of Directors, that action will be evidenced by an Officers’ Certificate executed by the Authorized Officer or Authorized Officers determining and setting those terms and conditions, which certificate will also be attested to by the Secretary or an Assistant Secretary of the Company. If the specific terms and conditions of the Securities of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers under authority delegated to them by the Board of Directors and an Officers’ Certificate has been delivered in connection with the establishment of the terms and conditions of the Securities of a Series and the issuance of the Securities of that Series, an additional Officers’ Certificate will not be required to be delivered in connection with any subsequent issuance of additional Securities of that Series.

Upon a Series being established and the specific terms and conditions of the Securities of that Series being determined and set otherwise than through a supplemental indenture, the Company will cause to be delivered to the Trustee an Officers’ Certificate certifying that the Series has been established and the specific terms and conditions of the Securities of the Series have been determined and set and attaching to that Officers’ Certificate (1) the Board Resolution establishing the Series, (2) the Board Resolution or Board Resolutions determining and setting the specific terms and conditions of the Securities of that Series or providing for the delegation of authority to one or more Authorized Officers to determine and set the specific terms and conditions of the Securities of that Series and (3) if an Authorized Officer or Authorized Officers has determined and set the specific terms and conditions of the Securities of that Series, attaching the Officers’ Certificate evidencing the action of that Authorized Officer or those Authorized Officers. The Officers’ Certificate that is required to be delivered to the Trustee in accordance with the immediately preceding sentence, may be provided before or at the time of the consummation of the first issuance of Securities of the Series to which the Officers’ Certificate relates.

Each Board Resolution determining and setting the specific terms and conditions of the Securities of a Series, each Officers’ Certificate evidencing the specific terms and conditions of the Securities of a Series, and each supplemental indenture setting forth the terms and conditions of the Securities of a Series, will set forth the following information as to the terms and conditions of that Series:

(1)    the title of the Securities of such Series;

(2)    the aggregate principal amount of the Securities of such Series to be initially issued and sold by the Company and any limit upon the aggregate principal amount of Securities of such Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series under Section 3.04, Section 3.06, Section 3.07, Section 9.05 or Section 11.07), and if from time to time the Company may issue additional Securities of such Series or establish additional terms of the Securities of such Series;

(3)    if any Securities of such Series are to be issuable in global form, when such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) the conditions upon which Securities in definitive form will be issued to beneficial owners of Securities of Series; (iii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same Series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.06, (iv) the name of the Depositary with respect to any such global Security and (v) if applicable and in addition to the Persons specified in Section 3.06, the Person or Persons who will be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 2.03;

(4)    the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal and premium, if any, of such Securities is payable;

(5)    the rate or rates at which such Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest will be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6)    the place or places where the principal of, any premium and interest on, such Securities will be payable, any of such Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange, and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

(7)    whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(8)    if the Company is obligated to redeem or purchase any of such Securities under any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed or purchased, in whole or in part, in accordance with such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(9)    the denominations in which any of such Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

(10)    whether the Securities of the Series will be convertible into and/or exchangeable for other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(11)    if other than the principal amount thereof, the portion of the principal amount of any of such Securities that will be payable upon declaration of acceleration of the Maturity thereof under Section 5.01 or the method by which such portion is to be determined;

(12)    if the amount of payments of principal of, or any premium or interest on, such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts will be determined and paid or payable;

(13)    any covenants to which the Company will be subject or obligated to perform so long as any Security of such Series is Outstanding;

(14)    any deletions from, modifications of, or additions to, the Events of Default or covenants of the Company with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and if Section 10.06 will be applicable with respect to any such additional covenants;

(15)    if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(16)    if not the Trustee, the identity of each Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(17)    the Person to whom any interest on any Security of such Series will be payable, if other than the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;

(18)    the terms under which the Securities of such Series will be made subordinate in right of payment to Senior Indebtedness, the definition of such Senior Indebtedness with respect to such Series and any changes in ARTICLE XII with respect to such Series; and a Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of such Series will expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of such Series; and

(19)    any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

Section 3.02.    Currency; Denominations.

The principal of, and any premium and interest on, the Securities will be payable in Dollars. Unless otherwise provided in or under this Indenture, Securities will be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 3.03.    Execution and Authentication.

Securities will be executed on behalf of the Company by any Authorized Officer and may (but need not) have the Company’s corporate seal or a facsimile thereof reproduced thereon. The signature of an Authorized Officer on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officers’ Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities will authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee will be entitled to receive, and (subject to Section 315(a) through Section 315(d) of the Trust Indenture Act) will be fully protected in relying upon an Opinion of Counsel stating that the form and terms of such Securities have been established in conformity with the provisions of this Indenture.

If all the Securities of any Series are not to be issued at one time, it will not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel will deem appropriate, will be delivered at or before the time of issuance of the first Security of such Series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee will not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities under this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security will be dated the date of its authentication.

No Security will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security will be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04.    Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee will authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which will be exchanged in accordance with the provisions set forth in this Indenture or the provisions established in accordance with Section 3.01, if temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or under this Indenture, after the preparation of definitive Securities of the same Series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities will be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or  under this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same Series and containing identical terms and provisions. Unless otherwise provided in or under this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any Series will in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series.

Section 3.05.    Registrar and Paying Agent.

With respect to the Securities of each Series, the Company will maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment. The Registrar will keep a register of the Securities (“Security Register”) and of their transfer and exchange. The registered Holder of a Security will be treated as the owner of the Security for all purposes. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 3.06.    Registration of Transfer and Exchange.

Except as otherwise provided in or under this Indenture, upon surrender for registration of transfer of a Security of any Series, the Company will execute, and the Trustee will, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities denominated as authorized in or under this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or under this Indenture, at the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency for such purpose with respect to such Series. Whenever any Securities are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, subject to the terms hereof, the Securities that the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or under this Indenture, the global Securities of any Series will be exchangeable for definitive certificated Securities of such Series only if (i) the Depositary for such global Securities notifies the Company that it is unwilling or unable to continue as a Depositary for such global Securities or at any time the Depositary for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depositary for such Securities will have been appointed within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, determines that the Securities of such Series will no longer be represented by one or more global Securities and executes and delivers to the Trustee a Company Order to the effect that such global Securities will be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Company will deliver to the Trustee definitive Securities in such form and denominations as are required by or under this Indenture, and of the same Series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security will be surrendered from time to time by the Depositary (or its custodian) as will be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depositary (which instructions will be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as will be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee will authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which will be in the form of Registered Securities, and which will be in such denominations and registered in such names, as will be specified by the Depositary; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same Series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security will be returned by the Trustee to such Depositary (or its custodian) or such other Depositary (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee will endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Security is issued in exchange for any portion of a global Security after the close of business at the office or agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such office or agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security will be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Security for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange, other than exchanges under Section 3.04, Section 9.05 or Section 11.07, in each case not involving any transfer.

Except as otherwise provided in or under this Indenture, the Company will not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same Series under Section 11.03 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security, or portion thereof, so selected for redemption, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Any Registrar (if not the Trustee) appointed in accordance with Section 3.05 hereof will provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities. No Registrar will be required to make registrations of transfer or exchange of Securities during any periods designated in the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Neither the Trustee nor the Registrar will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07.    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.07, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company will execute and, upon the Company’s written instruction, the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 3.07, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued in accordance with this Section in lieu of any destroyed, lost or stolen Security will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such Series duly issued hereunder.

The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Securities or generally, will (to the extent lawful) be exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08.    Payment of Interest; Rights to Interest Preserved.

Unless otherwise provided in or under this Indenture, any interest on any Security that will be payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such Interest Payment Date.

Unless otherwise provided in or under this Indenture, any interest on any Security that will be payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) will be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of such Security (or a Predecessor Security thereof) at the Holder’s address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest will be paid to the Person in whose name such Security (or a Predecessor Security thereof) will be registered at the close of business on such Special Record Date and will no longer be payable in accordance with the following clause (2).

(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment under this Clause, such payment will be deemed practicable by the Trustee.

Unless otherwise provided in or under this Indenture or the Securities of any particular Series, at the option of the Company, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address will appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09.    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, and any premium and (subject to Section 3.06 and Section 3.08) interest on, such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any global Security held on its behalf by a Depositary will have any rights under this Indenture with respect to such global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a global Security or impair, as between such Depositary and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such global Security.

Section 3.10.    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Security, as well as Securities surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered will be cancelled promptly by the Trustee. No Securities will be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Securities held by the Trustee will be disposed of in accordance with its procedure for the disposition of cancelled Securities and applicable retention laws, and the Trustee upon the written request of the Company will deliver to the Company a certificate of such disposition, unless by a Company Order, the Company directs that cancelled Securities be returned to the Company.

Section 3.11.    Computation of Interest.

Except as otherwise provided in or under the Indenture or in the Securities of any Series, interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any partial month, on the number of days actually elapsed in that month.

Section 3.12.    CUSIP Numbers.

The Company may issue the Securities of any Series with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. The Trustee may use “CUSIP” numbers in notices (including but not limited to notices of redemption or exchange) as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice will not be affected by any defect in or omission of such numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01.    Satisfaction and Discharge.

Unless, in accordance with Section 3.01, the provisions of this Section 4.01 will not be applicable with respect to the Securities of any Series, this Indenture will cease to be of further effect with respect to any Series of Securities specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series, when

(1)    either

(a)    all Securities of such Series theretofore authenticated and delivered (other than (i) Securities of such Series that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Securities of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)    all Securities of such Series that have not been delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium and interest on, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such Series; and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been satisfied.

In the event there are Securities of two or more Series Outstanding hereunder, the Trustee for the Series as to which the Indenture is to be discharged will be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such Series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Securities of such Series, the obligations of the Company to the Trustee under Section 6.07 and, if money will have been deposited with the Trustee in accordance with Section 4.01(1)(b), the obligations of the Company and the Trustee with respect to the Securities of such Series under Section 4.03 and Section 10.03 will survive.

Section 4.02.    Defeasance and Covenant Defeasance.

(1)    The Company may at its option and at any time, elect to have Section 4.02(2) or Section 4.02(3) be applied to the Outstanding Securities of any Series upon compliance with the conditions set forth below in this Section 4.02. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Securities of such Series.

(2)    Upon the Company’s exercise of the above option applicable to this Section 4.02(2), the Company will be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such Series on the date the conditions set forth in clause (4) of this Section 4.02 are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such Series, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 4.02(5) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under the Securities of such Series and this Indenture insofar as the Securities of such Series are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of the Outstanding Securities of such Series to receive, solely from the trust fund described in Section 4.02(4)(a) and as more fully set forth in this Section 4.02 and Section 4.03, payments in respect of the principal of and interest, if any, on, the Securities of such Series when such payments are due, (ii) the obligations of the Company and the Trustee with respect to the Securities of such Series under Section 3.06, Section 3.07, Section 10.02 and Section 10.03, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02 and Section 4.03. The Company may exercise its option under this Section 4.02(2) notwithstanding the prior exercise of its option under Section 4.02(3) with respect to the Securities of such Series.

(3)    Upon the Company’s exercise of the above option applicable to this Section 4.02(3), the Company will be released from its obligations under Section 10.04 (except with respect to clause (i)), Section 10.05 and Section 10.07 on and after the date the conditions set forth in Section 4.02(4) are satisfied (“Covenant Defeasance”), and the Securities of such Series will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to the Outstanding Securities of such Series, the Company may omit to comply with, and will have no liability in respect of any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply will not constitute a default, but, except as specified above, the remainder of this Indenture and the Securities of such Series will be unaffected thereby.

(4)    The following will be the conditions to application of Section 4.02(2) or Section 4.02(3) to the Outstanding Securities of any Series:

(a)    The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who will agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such Series, (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on the Securities of such Series, money or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on, the Outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(b)    Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(c)    No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such Series will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 4.02(2), no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, under Section 5.01 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 4.02(2) will not be deemed satisfied until the expiration of such period).

(d)    In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the Holders of the Outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(e)    In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(f)    The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.

(g)    If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 4.02(4)(a) above are sufficient to pay the principal of, and interest, if any, on, the Securities of such Series provided the Securities of such Series are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem the Securities of such Series on such date and to provide notice of such redemption to Holders of Securities of such Series as provided in or under this Indenture.

(h)    The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required in its discretion.

(5)    Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(5), the “Trustee”) in accordance with Section 4.02(4)(a) in respect of the Outstanding Securities of such Series will be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine in its discretion, to the Holders of Securities of such Series of all sums due and to become due thereon in respect of principal and interest but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited in accordance with this Section 4.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such Series.

Section 4.03.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations deposited with the Trustee in accordance with Section 4.01 or Section 4.02 will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities subject to discharge under Section 4.01 or Legal Defeasance or Covenant Defeasance under Section 4.02, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

Section 4.04.    Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 4.02(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 4.01(1) or Section 4.02(4)(a) to pay any principal of, or premium, if any, or interest, if any, on, the Securities of any Series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such Series will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, and premium, if any, and interest, if any, on the Securities of such Series as contemplated by Section 4.01 or Section 4.02 as the case may be; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest, if any, on the Securities of such Series following the reinstatement of its obligations as aforesaid, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 4.05.    Effect on Subordination Provisions.

Unless otherwise expressly provided in accordance with Section 3.01 with respect to the Securities of any Series, the provisions of ARTICLE XII, insofar as they pertain to the Securities of such Series, and the Subordination Provision of the Securities of such Series established in accordance with Section 3.01(18) are expressly made subject to the provisions for, and to the right of the Company to effect, the satisfaction and discharge of all of the Securities of such Series as set forth in and in accordance with Section 4.01 and the provisions for, and to the right of the Company to effect, Legal Defeasance and Covenant Defeasance of all of the Securities of such Series as set forth in and in accordance with Section 4.02. As a result, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 4.01 to effect the satisfaction and discharge of all of the Securities of a Series or complies with the provisions of Section 4.02 to effect the Legal Defeasance or Covenant Defeasance with respect to all of the Securities of such Series, upon the effectiveness of such satisfaction and discharge in accordance with Section 4.01 or of Legal Defeasance or Covenant Defeasance in accordance with Section 4.02, the Securities of such Series will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of ARTICLE XII and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, Legal Defeasance or Covenant Defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, and interest, if any, on, the Securities of such Series as and when the same will become due and payable notwithstanding the provisions of ARTICLE XII without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for.

ARTICLE V

REMEDIES

Section 5.01.    Events of Default; Acceleration.

An “Event of Default,” whenever used in this Indenture with respect to Securities of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or in accordance with the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such Series of Securities:

(1)    the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;

(2)    the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(3)    the failure of the Company to pay any installment of interest on any of the Securities of such Series as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

(4)    the failure of the Company to pay all or any part of the principal of or premium, if any, on any of the Securities of such Series as and when the same will become due and payable under this Indenture; or

(5)    the failure of the Company to perform any other covenant or agreement on the part of the Company contained in this Indenture or any Security of such Series, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 1.05, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such Series at the time Outstanding.

Upon becoming aware of any Event of Default, the Company will promptly deliver to the Trustee a written statement specifying the Event of Default.

If an Event of Default described in Section 5.01(1) or Section 5.01(2) occurs with respect to Securities of any Series, then the principal amount of all of the Outstanding Securities of such Series, and accrued and unpaid interest, if any, on all Outstanding Securities of such Series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy, at law or in equity, to collect the payment of principal of, and interest on, the Securities of such Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

Section 5.02.    Failure to Make Payments.

If an Event of Default described in Section 5.01(3) or Section 5.01(4) occurs with respect to the Securities of any Series, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Securities of such Series, the whole amount then due and payable with respect to the Securities of such Series, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to the Securities of such Series or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by the Securities of such Series, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

If the Company fails to pay the money it is required to pay the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such Series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

The Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Section 5.03.    Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee (irrespective of whether the principal of the Securities of a Series will be then due and payable as therein express or by declaration or otherwise and irrespective of whether the Trustee will have made any demand on the Company for the payment of any overdue principal, premium or interest) will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to:

(1)    file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such Series, of the principal and any premium or interest owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or retained professionals) and of the Holders of such Securities allowed in such judicial proceeding, and

(2)    collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and retained professionals, and any other amounts due hereunder.

No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 5.04.    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production of such Securities in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and retained professionals, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.05.    Application of Money Collected.

Any money collected by the Trustee in accordance with this ARTICLE V or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation on such Securities of the payment if only partially paid and upon surrender of such Securities if fully paid:

FIRST: To the payment of all amounts due the Trustee (including the payment of Trustee’s agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties as Trustee), acting in any capacity hereunder, (including any predecessor trustee) under Section 6.07;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required under the Subordination Provisions established with respect to the Securities of such Series in accordance with Section 3.01(18);

THIRD: To the payment of the amounts then due and unpaid upon the Securities for principal of and any premium or interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium or interest; and

FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 5.06.    Limitation on Suits.

No Holder of any Securities of any Series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(2)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that Series will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(3)    such Holder or Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee to bond against the costs, expenses, and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that Series;

(6)    such notification, request, and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 5.07.    Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.06 and Section 3.08) any interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights will not be impaired without the consent of such Holder.

Section 5.08.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 5.09.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in the last paragraph of Section 3.07, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11.    Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of each Series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(1)    such direction will not violate any rule of law or this Indenture or the Securities,

(2)    the Trustee may take any other action deemed proper by the Trustee in its discretion which is not inconsistent with such direction, and

(3)    the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.12.    Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past default under this Indenture and its consequences, except a default in the payment of the principal of, or any premium or interest on, any Security of such Series, or in respect of a covenant or provision of this Indenture which under ARTICLE IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected Series.

Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 5.13.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Securities by his acceptance of such Securities will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Securities on or after the Stated Maturity or Maturities expressed in such Securities (or, in the case of redemption, on or after the Redemption Date).

ARTICLE VI
THE TRUSTEE

Section 6.01.    Duties of Trustee.

(1)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)    Except during the continuance of an Event of Default:

(a)    the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(b)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; however, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3)    Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 6.01 and to Section 6.02.

(4)    No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(5)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee will be held un-invested and need not be segregated from other funds except to the extent required by law.

(6)    The Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

Section 6.02.    Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:

(1)    the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence will be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 1.02;

(4)    before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care;

(5)    the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any of the Holders of Securities of any Series under this Indenture, unless such Holders will have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6)    the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent, accountant or attorney, at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or professional appointed with due care by it hereunder;

(8)    the Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)    in no event will the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10)    the Trustee will not be required to take notice or be deemed to have notice of any default or Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer of the Trustee will receive written notice of such default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no default or Event of Default exists;

(11)    the Trustee will have no duty to monitor or confirm compliance by the Company with the terms of this Indenture or any Security;

(12)    the Trustee will not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document;

(13)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified for all costs (including those of its retained professionals), are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed or appointed to act hereunder;

(14)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions under this Indenture;

(15)    the Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(16)    the Trustee will not be liable or responsible for any calculation in connection with the transactions contemplated hereunder nor for any information used in connection with such calculation; and

(17)    in no event will the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.03.    Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee is notified of the occurrence of any default hereunder with respect to the Securities of any Series, the Trustee will deliver to all Holders of Securities of such Series entitled to receive reports in accordance with Section 7.03(4), notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on, any Security of such Series, the Trustee will be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the best interest of the Holders of Securities of such Series. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such Series.

Section 6.04.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, will be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Securities or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it will not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or under this Indenture other than its certificate of authentication.

Section 6.05.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.06.    Money Held in Trust.

Except as provided in Section 4.02(5), Section 4.03 and Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held uninvested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07.    Compensation and Reimbursement.

The Company agrees:

(1)    to pay to the Trustee from time-to-time compensation for all ordinary services rendered by the Trustee acting in any capacity hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of Trustee’s agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties as Trustee), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or willful misconduct;

(3)    additionally, if it should become necessary that the Trustee perform extraordinary services, it will be entitled to reasonable extra compensation and to reimbursement for reasonable extraordinary expenses in connection therewith; provided that if such extraordinary services or expense are occasioned by the negligence, bad faith, or willful misconduct of the Trustee, it will not be entitled to such compensation or reimbursement; and

(4)    to indemnify, defend, protect and hold each of the Trustee acting in any capacity or any predecessor Trustee and their agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties as Trustee harmless from and against any and all losses, liabilities, damages, costs or expenses suffered or incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, and the fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. None of the Company need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

The obligations of the Company under this Section 6.07 will survive the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company under this Section, the Trustee will have a lien prior to the Securities of any Series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on, Securities. Such lien will survive the satisfaction and discharge hereof and the resignation or removal of the Trustee.

Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.07 will include any predecessor Trustee, but the negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 6.07. The provisions of this Section 6.07 will, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination in accordance with any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 6.08.    Corporate Trustee Required; Eligibility.

(1)    There will at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect hereinafter specified in this Article,

(2)    The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 6.09.    Resignation and Removal; Appointment of Successor.

(1)    No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article V will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 6.10.

(2)    The Trustee may resign at any time with respect to the Securities of one or more Series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

(3)    The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and the Company.

If at any time:

(a)    the Trustee will fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any Series after written request therefor by the Company or any Holder of a Security of such Series who has been a bona fide Holder thereof for at least six months,

(b)    the Trustee will cease to be eligible under Section 6.08 and will fail to resign after written request therefor by the Company or any such Holder, or

(c)    the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such Series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such Series and the appointment of a successor Trustee or Trustees.

(4)    If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Securities of one or more Series, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (if being understood that any such successor Trustee may be appointed with respect to the Securities or one or more of all of such Series and that at any time there will be only one Trustee with respect to the Securities of any particular Series) and will comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series will be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such Series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.10, any Holder who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

(5)    The Company will give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by delivering written notice of such event by first-class mail, postage prepaid, to the Holders of Securities, if any, of such Series as their names and addresses appear in the Security Register. Each notice will include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

Section 6.10.    Acceptance of Appointment by Successor.

(1)    Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its fees and expenses, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

(2)    Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee will execute and deliver an indenture supplemental hereto wherein each successor Trustee will accept such appointment and which (i) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust, that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee will be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee will become effective to the extent provided therein, such retiring Trustee will have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its fees and expenses with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates and subject to Section 10.03 will duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.

(3)    Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4)    No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article. No resigning or removed Trustee will have any liability or responsibility for the action or inaction of any successor Trustee.

Section 6.11.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 6.12.    Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more Series of Securities which will be authorized to act on behalf of the Trustee to authenticate Securities of that or those Series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, or in accordance with Section 3.07, and Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided in or under this Indenture, will at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the Series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 6.12.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

The provisions of Section 3.09, Section 6.04 and Section 6.05 will be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more Series of Securities under this Section, the Securities of such Series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any Series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company desires to have Securities of such Series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate of the Company), will appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Series of Securities.

Section 6.13.    Preferred Collection of Claims against Company.

If and when the Trustee will be or becomes a creditor of the Company (or any other obligor upon the Securities of any Series), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VII
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.    Holder Lists.

The Company will furnish or cause to be furnished to the Trustee as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Holders of a particular Series of Securities specified by the Trustee; provided, that if and so long as the Trustee will be the Registrar with respect to such Series, such list will not be required to be furnished.

Section 7.02.    Preservation of Information; Communications to Holders.

The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of delivering any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 7.03.    Reports by Trustee.

(1)    Within 60 days after July 15 of each year commencing with the first July 15 following the first issuance of Securities under this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit, in accordance with Section 313(c) of the Trust Indenture Act, a brief report dated as of such July 15 with respect to any of the events specified in Section 313(a) and Section 313(b)(2) of the Trust Indenture Act that may have occurred since the later of the immediately preceding July 15 and the date of this Indenture.

(2)    The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3)    The Trustee will comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(4)    Reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 7.04.    Reports by Company.

(1)    The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:

(a)    file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)    file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)    transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(2)    The Company intends to file the reports referred to in Section 7.04(1) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 7.04(1) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 7.04(2) will be solely for the purposes of compliance with Section 7.04(1) and with Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents (whether or not filed in electronic form) is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will have no liability or responsibility for the filing, content or timelines of any report hereunder aside from any report transmitted under Section 7.03 hereof.

ARTICLE VIII

SUCCESSORS

Section 8.01.    Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(1)    either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any, on), and interest on, all Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed;

(2)    immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default with respect to Securities of any Series, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to Securities of any Series, will have occurred and be continuing; and

(3)    either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this ARTICLE VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 8.02.    Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01.    Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)    to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants, agreement and obligations of the Company contained herein and in the Securities;

(2)    to add to the covenants of the Company for the benefit of the Holders of all or any Series of Securities (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any Series of Securities issued under this Indenture (as will be specified in such supplemental indenture or indentures);

(3)    to permit or facilitate the issuance of Securities of a Series in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders of Securities of any Series in any material respect;

(4)    to establish any Series of Securities and the form or terms of Securities of any Series as permitted by Section 2.01 and Section 3.01, including, without limitation, any conversion or exchange provisions applicable to Securities that are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes will not be applicable to any other Series of Securities then Outstanding);

(5)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of Section 6.10;

(6)    to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;

(7)    to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of Securities of any Series then Outstanding;

(8)    to add any additional Events of Default with respect to all or any Series of Securities (as will be specified in such supplemental indenture);

(9)    to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of any Series of Securities under ARTICLE IV, provided that any such action will not adversely affect the interests of any Holder of a Security of such Series or any other Security in any material respect;

(10)    to make provisions with respect to conversion or exchange rights of Holders of Securities of any Series;

(11)    to amend, supplement or eliminate any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more Series of Securities or to one or more Securities within any Series as specified in such supplemental indenture or indentures), provided that such amendment, supplement or elimination does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision;

(12)    in the case of any Series of Securities which are convertible into or exchangeable for other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such Series of Securities established under Section 3.01;

(13)    to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Securities of any Series;

(14)    to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or

(15)    to make any change that does not adversely affect the legal rights under this Indenture of any Holder of Securities of any Series issued under this Indenture.

Section 9.02.    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each Series affected by such supplemental indenture (voting as one class), the Company (when authorized by or in accordance with a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Securities of such Series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, will:

(1)    reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Securities of such Series;

(2)    reduce the principal of or change the Stated Maturity of any Securities of such Series, or change the date on which any Securities of such Series may be subject to redemption or reduce the Redemption Price therefore;

(3)    make any Securities of such Series payable in money other than Dollars;

(4)    impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security;

(5)    reduce the percentage in principal amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 5.12 or Section 10.06 of this Indenture; or

(6)    modify any of the provisions of this Section 9.02, Section 5.12 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which will have been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

Anything in this Indenture to the contrary notwithstanding, if more than one Series of Securities is Outstanding, the Company will be entitled to enter into a supplemental indenture under this Section 9.02 with respect to any one or more Series of Outstanding Securities without entering into a supplemental indenture with respect to any other Series of Outstanding Securities.

It will not be necessary for any Act of Holders of Securities under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 9.03.    Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and, subject to Section 6.01 will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions, and that, to the extent applicable pursuant to Section 9.01, such supplemental indenture does not adversely affect the interests of the Holders of Securities of such Series. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this ARTICLE IX, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder.

Section 9.05.    Reference in Securities to Supplemental Indentures.

Securities of any Series authenticated and delivered after the execution of any supplemental indenture in accordance with this ARTICLE IX may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Securities of any Series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such Series.

Section 9.06.    Effect on Senior Indebtedness.

No supplemental indenture will directly or indirectly modify or eliminate the Subordination Provisions or the definition of “Senior Indebtedness” applicable with respect to the Securities of any Series in any manner that might terminate or impair the subordination of such Series of Securities to such Senior Indebtedness without the prior written consent of each of the holders of such Senior Indebtedness.

Section 9.07.    Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE X
COVENANTS

Section 10.01.    Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of, and any premium and interest on, the Securities of such Series, in accordance with the terms thereof and this Indenture.

Section 10.02.    Maintenance of Office.

The Company will maintain in each Place of Payment for any Series of Securities an office or agency where Securities of such Series may be presented or surrendered for payment, where Securities of such Series may be surrendered for registration of transfer or exchange, where Securities of such Series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such Series relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for the Securities of any Series. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such Place of Payment in accordance with this Section 10.02; provided, however, that no service of legal process on the Company may be made at any office of the Trustee.

Section 10.03.    Money for Securities Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent with respect to any Series of Securities, it will, on or before each due date of the principal of, or interest on, any of the Securities of such Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents for any Series of Securities, it will, on or prior to each due date of the principal of, or any premium or interest on, any Securities of such Series, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(1)    hold all sums held by it for the payment of the principal of, any premium or interest on, the Securities of such Series in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(2)    give the Trustee notice of any default by the Company in the making of any payment of principal, any premium or interest on, the Securities of such Series; and

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

Except as otherwise provided herein on in accordance herewith, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or any premium or interest on, any Security of any Series and remaining unclaimed for two years after such principal or such premium or interest will have become due and payable will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 10.04.    Corporate Existence.

Subject to ARTICLE VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or otherwise) of each Significant Subsidiary and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries, including without limitation the Company’s status as a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended, and the Bank’s status as an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders. Subject to ARTICLE VIII, the Company will not take any action, omit to take any action or enter into any transaction that would have the effect of the Company owning less than 100% of the capital stock of the Bank.

Section 10.05.    Maintenance of Properties.

The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section will prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any Significant Subsidiary, as the case may be desirable in the conduct of its business.

Section 10.06.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.02 to Section 10.05, inclusive, with respect to the Securities of any Series and, if expressly provided under Section 3.01(13), any additional covenants applicable to the Securities of such Series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such Series, by Act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 10.07.    Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

ARTICLE XI
REDEMPTION OF SECURITIES

Section 11.01.    Applicability of Article.

Redemption of Securities of any Series at the option of the Company as permitted or required by the terms of such Securities will be made in accordance with the terms of such Securities and (except as otherwise provided herein or in accordance hereto) this Article.

Section 11.02.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities will be evidenced by a Company Order. In case of any redemption at the election of the Company of less than all of the Securities of any Series, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee, but in any event not less than 45 days prior to the Redemption Date), notify the Trustee, of such Redemption Date and of the principal amount of Securities of Series to be redeemed.

In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03.    Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any Series are to be redeemed, the particular Securities to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such Series not previously called for redemption unless otherwise required by law or applicable depositary requirements, on a pro rata basis as to the Holders and which may provide for the selection for redemption of portions of the principal amount of Securities of such Series; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Security of such Series not redeemed to less than the minimum denomination for a Security of such Series established in or under this Indenture. In the event a pro rata redemption is not permitted under applicable law or applicable depositary requirements, the Securities to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate. Any partial redemption will be made pro rata among all of the Holders of Securities to be redeemed (such redemption to be considered a “Pro Rata Pass-Through of Principal” for purpose of a redemption processed through The Depository Trust Company in accordance with its rules and procedures).

The Trustee will promptly notify the Company and the Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities will relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Section 11.04.    Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 1.05, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by delivering in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is delivered to the Holder of any Securities in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption will state:

(1)    the Redemption Date,

(2)    the Redemption Price,

(3)    if less than all Outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)    that, in case any Security of any Series is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)    that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 11.06), and, if applicable, that interest thereon will cease to accrue on and after said date,

(6)    the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto, and

(7)    the section hereunder providing for such redemption.

The notice of redemption will include the CUSIP number reference numbers of such Securities, if any (or any other numbers used by a Depositary to identify such Securities).

Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 11.05.    Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time, on any Redemption Date, the Company will deposit, with respect to the Securities of any Series called for redemption in accordance with Section 11.04, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date will be an Interest Payment Date, unless otherwise specified in accordance with Section 3.01 for or in the Securities of such Series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.06.    Securities Payable on Redemption Date.

Notice of redemption having been given as provided above, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise specified in accordance with Section 3.01 for or in the Securities of such Series) accrued and unpaid interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Securities will cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price, together with, unless otherwise provided in or under this Indenture, any accrued and unpaid interest thereon to but excluding the Redemption Date; provided, however, that, except as otherwise specified in or under this Indenture or the Securities of any Series, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.08.

If any Security called for redemption will not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 11.07.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part will be surrendered at any office or agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same Series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Security in global form as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

Upon surrender of a Security that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered representing the same indebtedness to the extent not redeemed. Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Security.

ARTICLE XII

SUBORDINATION OF SECURITIES

Section 12.01.    Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of any Series by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any (including amounts payable on redemption or repurchase), on, each and all of the Securities of such Series will be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Securities of such Series in accordance with Section 3.01(18) hereof, in right of payment to the prior payment in full of all Senior Indebtedness (as defined for purposes of such Series); and in the event of insolvency, bankruptcy, receivership, liquidation of other marshalling of the assets and liabilities of the Company, the holders of Senior Indebtedness (as defined for purposes of a Series of Securities) will be entitled to receive payment in full of all of the principal of, and premium, if any, and accrued and unpaid interest on, such Senior Indebtedness then outstanding before any Holder of Securities of such Series receives any payment of the principal amount of, or the premium, if any, or interest on, the Securities of such Series.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

INVESTAR HOLDING CORPORATION

By:
John D’Angelo
President and Chief Executive Officer

[ ],
as Trustee

By:
Name:
Title: